                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  COMPANHIA DE SANEAMENTO DO PARANA -- SANEPAR
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   FEDERATIVE REPUBLIC OF BRAZIL                       NOT APPLICABLE
------------------------------------                 -----------------
(State of incorporation or organizational)    (IRS Employer Identification No.)

                         Rua Engenheiros Reboucas, 1376
                           80215-900 Curitiba - Parana
                                     Brazil
                ------------------------------------------------
                    (Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates (if applicable):

         333-85634

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
TO BE SO REGISTERED                               EACH CLASS IS TO BE REGISTERED
-------------------                               ------------------------------

Non-voting Preferred Shares, with no par value(1)  New York Stock Exchange, Inc.

American Depositary Shares (as evidenced by American New York Stock Exchange, Inc. Depositary Receipts) each representing ten Preferred Shares (1) For technical purposes only, not involving trading privileges.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED

                  Information on the Preferred Shares underlying the American Depositary Shares and the American Depositary Shares themselves is set forth in the registration statement on Form F-1 filed publicly with the Securities Exchange Commission on April 5, 2002 in "Description of Share Capital", "Description of American Depositary Shares", "Dividends and Dividend Policy", "Shares Eligible for Future Sale" and "Taxation", as may be amended or modified by any amendment to such registration statement which is publicly filed with the Commission, which are incorporated herein by reference.

Item 2.           EXHIBITS

    3.1      Estatuto Social (By-laws) of the Registrant(*)
    4.1      Deposit Agreement(*)

(*) Incorporated by reference to the registrant's Registration Statement on Form F-1 (File No. 333-85634) filed with the Commission on April 5, 2002.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           COMPANHIA DE SANEAMENTO DO PARANA - SANEPAR


                                /s/  CARLOS AFONSO TEIXEIRA DE FREITAS
                                -----------------------------------------------
                                By: Carlos Afonso Teixeira de Freitas

                                Title: Chief Executive Officer and Board Member


                                 /s/  RICARDO DEL GUERRA PERPETUO
                                 ----------------------------------------------
                                 By: Ricardo Del Guerra Perpetuo

                                  Title: Chief Financial Officer

Dated: April 18, 2002